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                                                                    EXHIBIT 3.37
State of Delaware
Secretary of State
Division of Corporations
Filed 3:00 PM 04/24/1996
960118974 - 2617211

                          CERTIFICATE OF INCORPORATION

                                       OF

                               ME ACQUISITION CO.

                                    * * * * *

                               A STOCK CORPORATION

                             Pursuant to Section 102
                                     of the
                        Delaware General Corporation Law

                                 ARTICLE I. NAME

      The name of the corporation (the "Corporation") is ME ACQUISITION CO.

               ARTICLE II. REGISTERED OFFICE AND REGISTERED AGENT

            The address of its registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                              ARTICLE III. PURPOSES

            The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                ARTICLE IV. STOCK

            The total number of shares of all stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock having a par value of $.001 per share, all of which shall be the same class.

                          ARTICLE V. CUMULATIVE VOTING

            The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.
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                          ARTICLE VI. PREEMPTIVE RIGHTS

            No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

                            ARTICLE VII. INCORPORATOR

            The name and mailing address of the incorporator are as follows:

             Name                     Mailing Address
             ----                     ---------------

             Claire L. Hasler         Two Union Square
                                      601 Union Street
                                      Seattle, WA  98101-2346

                             ARTICLE VIII. DIRECTORS

            The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. The Corporation shall have three
(3) initial directors, whose names and mailing addresses are as follows:

             Name                     Mailing Address
             ----                     ---------------

             Wendell P. Hurlbut       10800 N.E. 8th Street
                                      Bellevue, WA  98004

             Robert W. Stevenson      10800 N.E. 8th Street
                                      Bellevue, WA  98004

             Stephen R. Larson        10800 N.E. 8th Street
                                      Bellevue, WA  98004


            The initial directors shall serve until the first annual meeting of stockholders and until their successors are elected and qualified. The directors need not be elected by ballot unless required by the bylaws of the Corporation.

                               ARTICLE IX. BYLAWS

            In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.


                                      -2-
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                              ARTICLE X. AMENDMENT

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                              ARTICLE XI. DURATION

            The Corporation is to have perpetual existence.

                  ARTICLE XII. LIMITATION OF DIRECTOR LIABILITY

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

            Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                    ARTICLE XIII. BUSINESS COMBINATIONS WITH
                             INTERESTED STOCKHOLDERS

            The Corporation expressly elects not to be governed by Section 203(a) of the Delaware General Corporation Law.

            I, Claire L. Hasler, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true and, accordingly, I have hereunto set my hand this 24th day of April, 1996.

                                                 /s/ Claire L. Hasler
                                        -----------------------------
                                        Claire L. Hasler, Incorporator


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                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ME ACQUISITION CO.


      Pursuant to Section 103 of the General Corporation Law of the State of Delaware, ME ACQUISITION CO., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: The Board of Directors and sole stockholder of ME Acquisition Co. duly adopted the following resolution on the 1st day of August, 1996, effecting an amendment to the Certificate of Incorporation:

         RESOLVED, that the Certificate of Incorporation of the corporation shall be amended by deleting Article I in its entirety and substituting therefore a new Article I (the "Amendment") to read as follows:

                                 ARTICLE I. NAME

                        The name of the corporation (the
                      "Corporation") is MASON ELECTRIC CO.

      SECOND: Said resolution was duly adopted in accordance with the provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, ME Acquisition Co. has caused this Certificate of Amendment to be signed by its Vice President and attested to by its Secretary and has caused its corporate seal to be hereunto affixed this 1st day of August, 1996.

                               ME ACQUISITION CO.

                               By     /s/ Stephen R. Larson
                                 --------------------------
                                  Stephen R. Larson, Vice President

[Seal]

ATTEST:


     /s/ R. W. Stevenson
------------------------
Robert W. Stevenson, Secretary